SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           October 24, 2003
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------
            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

TABLE OF CONTENTS

Item 12.  Results of Operations and Financial Condition
            ---------------------------------
   SIGNATURES
   ----------

Item 12.  Results of Operations and Financial Condition
On October 24, 2003, Weyerhaeuser Company issued a press release as follows:

    FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today reported third quarter net earnings of $82 million, or 37 cents per share, on net sales of $5.2 billion. This compares with $13 million, or 6 cents per share, on net sales of $4.9 billion for the third quarter of 2002.

    Third quarter 2003 earnings include the following after-tax items:

    A charge of $32 million, or 14 cents per share, for closure of facilities;

    A charge of $15 million, or 7 cents per share, associated with the settlement of a class action linerboard antitrust lawsuit;

    A charge of $15 million, or 7 cents per share, for integration and restructuring activities.

    Third quarter 2002 earnings include the following after-tax items:

    A charge of $11 million, or 5 cents per share, for integration and restructuring activities;

    A charge of $20 million, or 9 cents per share, for business disruption costs following a recovery boiler incident at the Plymouth, N.C., paper facility.

    Other significant third quarter financial matters include:

    Reduced Weyerhaeuser Company debt to $12.4 billion as of the end of the third quarter. Total company debt, which includes Real Estate and related operations, was reduced approximately $360 million to $13.2 billion at the end of the quarter.

    Capital spending, excluding Real Estate and related operations, for the first nine months was approximately $471 million, in line with a revised estimate of $720 million for the entire year.

    Incurred approximately $25 million in countervailing and anti-dumping duties and related costs on Canadian softwood lumber the company imports into the United States. This compares with $26 million incurred in the second quarter.

    "The strength of the structural panel and softwood lumber markets provided the long-awaited improvement of our Wood Products segment, but our fine paper and containerboard packaging businesses face challenges from weak demand and deteriorating prices," said Steven R. Rogel, chairman, president and chief executive officer. "Real estate continues to be a strong performer. In addition, we continue to make progress on paying down the debt associated with the Willamette acquisition.
    "We see some bright spots in the fourth quarter," Rogel said. "Our home building businesses continue to operate with a strong backlog and wood products pricing is expected to decline seasonally, but remain strong relative to fourth quarter last year. Market pulp prices are improving modestly, but paper and packaging markets are expected to remain weak. "

SUMMARY OF THIRD QUARTER FINANCIAL HIGHLIGHTS

Millions (except per share data)              3Q 2003  3Q 2002  Change
Net earnings                                     $82      $13     $69
Earnings per share                             $0.37    $0.06   $0.31
Net sales                                     $5,184   $4,890    $294

SEGMENT RESULTS FOR THIRD QUARTER 2003
(Contributions to Pre-Tax Earnings)

Millions                                      3Q 2003  3Q 2002  Change
Timberlands                                     $143     $133     $10
Wood Products                                   $151     ($18)   $169
Pulp and Paper                                  ($18)     $10    ($28)
Containerboard, Packaging and Recycling          $42      $88    ($46)
Real Estate and Related Assets                   $97      $85     $12

TIMBERLANDS
                                              3Q 2003  2Q 2003  Change
Contribution to earnings (millions)             $143     $300   ($157)

     Excluding a pre-tax gain of $144 million in the second quarter on the sales of Western Washington timberlands, third quarter earnings were slightly lower than the previous quarter. Lower harvest levels resulting from fire danger in the West and unseasonable wet weather in the South affected third quarter earnings. The segment benefited, however, from a stronger export market aided by a strengthening Japanese housing market.
    The fourth quarter outlook for Timberlands earnings, excluding previously announced timberland sales in the Carolinas and Tennessee, is expected to decline slightly from the third quarter due to lower southern fee harvest.


WOOD PRODUCTS
                                              3Q 2003  2Q 2003  Change
Contribution (charge) to earnings (millions)    $151     ($53)   $204

    An exceptionally strong market for oriented strand board and plywood, as well as an improving lumber market, produced the segment's first quarterly earnings since second quarter in 2002. Third quarter results reflect a pre-tax charge of $31 million for costs associated with the closure of the Dierks, Ark., veneer operations and the engineered lumber mill in Junction City, Ore.
    Fourth quarter results are expected to be lower than third quarter due primarily to lower lumber and structural panel prices.

PULP AND PAPER
                                             3Q 2003  2Q 2003  Change
Contribution (charge) to earnings (millions)    ($18)     ($7)   ($11)


    Pulp prices rebounded late in the quarter, but a weak paper market hurt third quarter results. Costs associated with approximately 64,000 tons of market-related downtime for fine paper also negatively affected the third quarter performance. Third quarter results include pre-tax charges totaling $9 million for costs associated with staff reductions at a number of facilities.
    Fourth quarter earnings are expected to be lower than third quarter due to weak paper markets that will offset expected increases in pulp prices.


CONTAINERBOARD, PACKAGING AND RECYCLING
                                              3Q 2003  2Q 2003  Change
Contribution to earnings (millions)              $42     $108    ($66)

    Eroding packaging and containerboard prices produced third quarter results that were lower than second quarter levels. During the quarter, Weyerhaeuser took approximately 89,000 tons of market-related downtime. Third quarter results include pre-tax charges of $40 million for costs associated primarily with the settlement of a class action linerboard antitrust lawsuit and the closure of the North Bend, Ore., containerboard mill.
    Excluding the third quarter charges for settlement of the class action linerboard antitrust lawsuit and closures, fourth quarter earnings are expected to be lower than third quarter due primarily to eroding prices and seasonally lower packaging shipments.


REAL ESTATE AND RELATED ASSETS
                                              3Q 2003  2Q 2003  Change
Contribution to earnings (millions)              $97      $91      $6

    Real estate benefited from the continued strong housing market to produce record quarterly earnings. Closings increased from second quarter levels and traffic during the third quarter remained strong.
    Fourth quarter earnings are expected to be slightly higher than third quarter due to increased closings of single-family homes. The company currently has a backlog in excess of six months of homes sold, but not closed.

    OTHER

    The company will hold a live conference call at 7 a.m. PDT (10 a.m. EDT) on Oct. 24 to discuss the third quarter results.
    To access the conference call, listeners calling from within North America should dial 1-800-446-4472 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial 1-416-695-5261. Replays of the call will be available for one week following completion of the live call and can be accessed at 1-866-518-1010 within North America and at 1-416-695-5275 from outside North America.
    The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

    Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $18.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

    This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "may," "will," "believes," "should," "approximately," anticipates," "estimates," and "plans," and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expectations regarding the company's markets in the fourth quarter; expected earnings and performance of the company's business segments during the fourth quarter and anticipated capital spending. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; energy prices; performance of the company's manufacturing operations; the successful execution of internal performance plans; the level of competition from domestic and foreign producers; the effect of forestry, land use, environmental and other governmental regulations; fires, floods and other natural disasters; and legal proceedings. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and restrictions on international trade or tariffs imposed on imports, including the countervailing and dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION  (unaudited)

CONSOLIDATED EARNINGS(1)      Q1              Q2              Q3
 (in millions)         --------------- --------------- ---------------
                        March   March   June    June    Sept.   Sept.
                         30,     31,     29,     30,     28,     29,
                        2003    2002    2003    2002    2003    2002
                       --------------- --------------- ---------------
Net sales and revenues:
 Weyerhaeuser (2)      $4,169  $3,595  $4,498  $4,501  $4,650  $4,422
 Real estate and
  related assets          445     396     432     421     534     468
                       --------------- --------------- ---------------
Total net sales and
 revenues               4,614   3,991   4,930   4,922   5,184   4,890
                       --------------- --------------- ---------------

Costs and expenses:
 Weyerhaeuser:
  Costs of products
   sold                 3,322   2,831   3,611   3,519   3,598   3,576
  Depreciation,
   amortization and
   fee stumpage           321     264     313     311     320     304
  Selling expenses        107     103     111     116     117     116
  General and
   Administrative
   expenses               231     186     232     231     249     201
  Research and
   Development
   expenses                12      12      12      13      10      11
  Taxes other than
   payroll and income
   taxes                   47      38      48      53      45      48
  Charges for
   integration and
   restructuring           29       2      25      23      24      17
  Charges for closure
   of facilities           22      27      12      28      48       -
  Other operating
   costs, net (3)(4)       37       4    (205)    (27)     16      19
                       --------------- --------------- ---------------
                        4,128   3,467   4,159   4,267   4,427   4,292
                       --------------- --------------- ---------------

 Real estate and
  related assets:
  Costs and operating
   expenses               330     291     316     317     406     359
  Depreciation and
   amortization             3       2       2       1       3       1
  Selling expenses         24      21      25      24      27      23
  General and
   Administrative
   expenses                14      10      14      11      15      14
  Taxes other than
   payroll and income
   taxes                    1       1       1       1       -       1
  Other operating
   costs, net              (7)     (8)      -       2       2       6
                       --------------- --------------- ---------------
                          365     317     358     356     453     404
                       --------------- --------------- ---------------
Total costs and
 expenses               4,493   3,784   4,517   4,623   4,880   4,696
                       --------------- --------------- ---------------

Operating income          121     207     413     299     304     194

Interest expense and
 other:
 Weyerhaeuser:
  Interest expense
   incurred(5)           (208)   (178)   (205)   (222)   (200)   (214)
  Less interest
   capitalized              5       4       6      16       3      16
  Equity in income
   (loss) of
   affiliates              (5)     (4)      3      (2)     (3)     (6)
  Interest income and
   other                    6       5       6       6       3       9
 Real estate and
  related assets:
  Interest expense
   incurred               (14)    (13)    (13)    (13)    (13)    (12)
  Less interest
   capitalized             14      13      13      13      13      12
  Equity in income of
   Unconsolidated
   entities                 5       6       7       6      11      10
  Interest income and
   other                   11       6       8       8       6      11
                       --------------- --------------- ---------------
Earnings before income
 taxes and cumulative
 effect  of a change in
 accounting principle     (65)     46     238     111     124      20
Income taxes               22     (16)    (81)    (39)    (42)     (7)
                       --------------- --------------- ---------------
Earnings before
 cumulative effect of
 a change in
 accounting principle     (43)     30     157      72      82      13
Cumulative effect of a
 change in accounting
 principle, net of
 applicable taxes
 of $6 (6)                (11)      -       -       -       -       -
                       --------------- --------------- ---------------
Net earnings (loss)    $  (54) $   30  $  157  $   72  $   82  $   13
                       =============== =============== ===============

Basic and diluted net
 earnings (loss) per
 share:
 Net earnings (loss)
  before cumulative
  effect of a
  change in
  accounting principle $(0.19) $ 0.14  $ 0.71  $ 0.32  $ 0.37  $ 0.06
 Cumulative effect of
  a change in
  accounting principle  (0.05)      -       -       -       -       -
                       --------------- --------------- ---------------
 Net earnings (loss)   $(0.24) $ 0.14  $ 0.71  $ 0.32  $ 0.37  $ 0.06
                       =============== =============== ===============

Dividends paid per
 share                 $ 0.40  $ 0.40  $ 0.40  $ 0.40  $ 0.40  $ 0.40
                       =============== =============== ===============

CONSOLIDATED EARNINGS(1)    Year-to-date            Q4      Year ended
 (in millions)         -----------------------  ----------  ----------
                        Sept. 28,   Sept. 29,    Dec. 29,    Dec. 29,
                          2003        2002         2002        2002
                       -----------------------  ----------  ----------
Net sales and revenues:
 Weyerhaeuser (2)      $   13,317  $   12,518   $   4,253   $  16,771
 Real estate and
  related assets            1,411       1,285         465       1,750
                       -----------------------  ----------  ----------
Total net sales and
 revenues                  14,728      13,803       4,718      18,521
                       -----------------------  ----------  ----------

Costs and expenses:
 Weyerhaeuser:
  Costs of products
   sold                    10,531       9,926       3,285      13,211
  Depreciation,
   amortization and
   fee stumpage               954         879         335       1,214
  Selling expenses            335         335         115         450
  General and
   Administrative
   expenses                   712         618         229         847
  Research and
   Development
   expenses                    34          36          16          52
  Taxes other than
   payroll and income
   taxes                      140         139          39         178
  Charges for
   integration and
   restructuring               78          42          30          72
  Charges for closure
   of facilities               82          55          40          95
  Other operating
   costs, net  (3)(4)        (152)         (4)       (135)       (139)
                       -----------------------  ----------  ----------
                           12,714      12,026       3,954      15,980
                       -----------------------  ----------  ----------
 Real estate and
  related assets:
  Costs and operating
   expenses                 1,052         967         359       1,326
  Depreciation and
   amortization                 8           4           7          11
  Selling expenses             76          68          22          90
  General and
   Administrative
   expenses                    43          35          13          48
  Taxes other than
   payroll and income
   taxes                        2           3           1           4
  Other operating
   costs, net                  (5)          -          (1)         (1)
                       -----------------------  ----------  ----------
                            1,176       1,077         401       1,478
                       -----------------------  ----------  ----------
Total costs and
 expenses                  13,890      13,103       4,355      17,458
                       -----------------------  ----------  ----------

Operating income              838         700         363       1,063

Interest expense and
 other:
 Weyerhaeuser:
  Interest expense
   incurred (5)              (613)       (614)       (207)       (821)
  Less interest
   capitalized                 14          36          14          50
  Equity in income
   (loss) of
   affiliates                  (5)        (12)         (1)        (13)
  Interest income and
   other                       15          20           8          28
 Real estate and
  related assets:
  Interest expense
   incurred                   (40)        (38)        (15)        (53)
  Less interest
   capitalized                 40          38          15          53
  Equity in income of
   Unconsolidated
   entities                    23          22           9          31
  Interest income and
   other                       25          25           8          33
                       -----------------------  ----------  ----------
Earnings before income
 taxes and cumulative
 effect of a change in
 accounting principle         297         177         194         371
Income taxes                 (101)        (62)        (68)       (130)
                       -----------------------  ----------  ----------
Earnings before
 cumulative effect of
 a change in
 accounting principle         196         115         126         241
Cumulative effect of a
 change in accounting
 principle, net of
 applicable taxes
 of $6 (6)                    (11)          -           -           -
                       -----------------------  ----------  ----------
Net earnings (loss)    $      185  $      115   $     126   $     241
                        ======================  ==========  ==========

Basic and diluted net
 earnings (loss) per
 share:
 Net earnings (loss)
  before cumulative
  effect of a
  change in
  accounting principle $     0.88  $     0.52   $    0.57   $    1.09
 Cumulative effect of
  a change in
  accounting principle      (0.05)          -           -           -
                       -----------------------  ----------  ----------
 Net earnings (loss)   $     0.83  $     0.52   $    0.57   $    1.09
                        ======================  ==========  ==========

Dividends paid per
 share                 $     1.20  $     1.20   $    0.40   $    1.60
                        ======================  ==========  ==========

(1) Certain reclassifications have been made to conform prior period data with the current presentation.

(2) The first, second and third quarters of 2003 include charges of $24 million, $26 million and $25 million, respectively, for countervailing and anti-dumping duties and related costs. 2002 first quarter includes $13 million of charges for countervailing and anti-dumping duties and related costs and a credit of $18 million for the reversal of countervailing and anti-dumping duties accrued in 2001. The 2002 second quarter includes $7 million of charges for countervailing and anti-dumping duties and related costs, a credit of $29 million for the reversal of charges accrued in 2001 and a credit of $13 million for charges accrued in the first quarter of 2002. The 2002 third and fourth quarters include charges of $31 million and $26 million, respectively, for countervailing and anti-dumping duties and related costs. The 2002 impact of countervailing and anti-dumping duties and related costs is a net charge of $17 million which includes current year charges of $64 million and $47 million of credits related to the reversal of charges accrued in 2001.

(3) 2003 first, second and third quarters include net foreign exchange gains (losses) of $35 million, $47 million and ($4) million, respectively. 2002 includes $33 million in net foreign exchange gains. Gains of $8 million, $27 million and $14 million are included in the first, second and fourth quarters, respectively. A loss of $16 million is included in the third quarter.

(4) The first quarter of 2003 includes a $79 million charge for a lawsuit involving the market for Pacific Northwest alder logs. 2003 second quarter includes a $144 million gain on the sales of timberlands in Washington state and a $25 million gain for the settlement of an insurance claim relating to the Cemwood litigation. 2003 third quarter includes a $23 million charge associated with the settlement of a class action linerboard antitrust lawsuit. 2002 fourth quarter includes a $117 million gain on the sale of timberlands in Washington state.

(5) 2002 first quarter includes a $35 million charge to write off debt issue costs in connection with the refinancing of debt in connection with the acquisition of Willamette Industries.

(6) Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, was adopted as of the beginning of 2003. Results for 2002 were not impacted by the change in accounting principle.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION  (unaudited)

Net sales and revenues     Q1               Q2               Q3
 (in millions):
                     ---------------  ---------------  ---------------
                      March   March    June    June     Sept.   Sept.
                       30,     31,      29,     30,      28,     29,
                      2003    2002     2003    2002     2003    2002
                     ---------------  ---------------  ---------------
Timberlands:
 Raw materials

  (logs, timber and
  chips)             $  203  $  142   $  213  $  184   $  212  $  193
 Other products          21      19       24      21       18      18
                     ---------------  ---------------  ---------------
                        224     161      237     205      230     211
                     ---------------  ---------------  ---------------
Wood Products:
 Softwood lumber        752     692      846     901      890     845
 Plywood and veneer     174     158      182     203      228     195
 Oriented strand
  board, composite
  and other panels      257     240      331     320      445     217
 Hardwood lumber         80      76       86      81       75      72
 Engineered lumber
  products              254     253      308     315      329     324
 Raw materials
  (logs, timber and
  chips)                 81     106       82     129       72     120
 Other products         174     176      221     198      213     184
                     ---------------  ---------------  ---------------
                      1,772   1,701    2,056   2,147    2,252   1,957
                     ---------------  ---------------  ---------------
Pulp and Paper:
 Pulp                   309     280      321     297      333     300
 Paper                  596     416      546     563      530     590
 Coated groundwood       36      30       32      30       39      32
 Bleached board          47      40       52      51       50      37
 Other products          10       6        7      10        6       8
                     ---------------  ---------------  ---------------
                        998     772      958     951      958     967
                     ---------------  ---------------  ---------------

Containerboard, Packaging
 and Recycling:
 Containerboard          77      73       81      90       73     101
 Packaging              879     758      922     935      898     909
 Recycling               60      48       63      51       60      67

 Bags                    20      10       20      20       19      22
 Other products          33      10       35      34       40      28
                     ---------------  ---------------  ---------------
                      1,069     899    1,121   1,130    1,090   1,127
                     ---------------  ---------------  ---------------

Real Estate and
 Related Assets         445     396      432     421      534     468

Corporate and Other     106      62      126      68      120     160

                     ---------------  ---------------  ---------------
                     $4,614  $3,991   $4,930  $4,922   $5,184  $4,890
                     ===============  ===============  ===============

Contribution (charge)      Q1               Q2               Q3
 to earnings (1):    ---------------  ---------------  ---------------

 (in millions)        March   March    June    June     Sept.   Sept.
                       30,     31,      29,     30,      28,     29,
                      2003    2002     2003    2002     2003    2002
                     ---------------  ---------------  ---------------
Timberlands (2)      $  149  $  107   $  300  $  162   $  143  $  133
Wood Products
 (3)(4)(5)             (150)      9      (53)     64      151     (18)
Pulp and Paper (6)(7)    10       1       (7)    (15)     (18)     10
Containerboard,
 Packaging and
 Recycling (8)(9)        80      58      108      75       42      88
Real Estate and
 Related Assets (10)     95      91       91      79       97      85
Corporate and Other
 (11)(12)(13)           (46)    (46)      (2)    (48)     (94)    (80)
                     ---------------  ---------------  ---------------
                     $  138  $  220   $  437  $  317   $  321  $  218
                     ===============  ===============  ===============

Net sales and revenues      Year-to-date            Q4      Year ended
 (in millions):
                       -----------------------  ----------  ----------
                        Sept. 28,   Sept. 29,    Dec. 29,    Dec. 29,
                          2003        2002         2002        2002
                       -----------------------  ----------  ----------
Timberlands:
 Raw materials (logs,
  timber and chips)    $      628  $      519   $     254   $     773
 Other products                63          58          39          97
                       -----------------------  ----------  ----------
                              691         577         293         870
                       -----------------------  ----------  ----------
Wood Products:
 Softwood lumber            2,488       2,438         748       3,186
 Plywood and veneer           584         556         178         734
 Oriented strand
  board, composite and
  other panels              1,033         777         251       1,028
 Hardwood lumber              241         229          77         306
 Engineered lumber
  products                    891         892         256       1,148
 Raw materials (logs,
  timber and chips)           235         355         117         472
 Other products               608         558         160         718
                       -----------------------  ----------  ----------
                            6,080       5,805       1,787       7,592
                       -----------------------  ----------  ----------
Pulp and Paper:
 Pulp                         963         877         319       1,196
 Paper                      1,672       1,569         594       2,163
 Coated groundwood            107          92          34         126
 Bleached board               149         128          51         179
 Other products                23          24          10          34
                       -----------------------  ----------  ----------
                            2,914       2,690       1,008       3,698
                       -----------------------  ----------  ----------

Containerboard, Packaging
 and Recycling:
 Containerboard               231         264          86         350
 Packaging                  2,699       2,602         864       3,466
 Recycling                    183         166          63         229
 Bags                          59          52          23          75
 Other products               108          72          20          92
                       -----------------------  ----------  ----------
                            3,280       3,156       1,056       4,212
                       -----------------------  ----------  ----------

Real Estate and
 Related Assets             1,411       1,285         465       1,750

Corporate and Other           352         290         109         399

                       -----------------------  ----------  ----------
                       $   14,728  $   13,803   $   4,718   $  18,521
                       =========== ===========  ==========  ==========

Contribution (charge)       Year-to-date            Q4      Year ended
 to earnings (1):
                       -----------------------  ----------  ----------
 (in millions)          Sept. 28,   Sept. 29,    Dec. 29,    Dec. 29,
                          2003        2002         2002        2002
                       -----------------------  ----------  ----------
Timberlands (2)        $      592  $      402   $     300   $     702
Wood Products
 (3)(4)(5)                    (52)         55         (75)        (20)
Pulp and Paper (6)(7)         (15)         (4)         86          82
Containerboard,
 Packaging and
 Recycling (8)(9)             230         221         114         335
Real Estate and
 Related Assets (10)          283         255          81         336
Corporate and Other
 (11)(12)(13)                (142)       (174)       (119)       (293)
                       -----------------------  ----------  ----------
                       $      896  $      755   $     387   $   1,142
                       =========== ===========  ==========  ==========

 (1)Certain reclassifications have been made to conform prior period data with the current presentation.

 (2)2003 second quarter includes a $144 million gain on the sales of timberlands in Washington state. 2002 fourth quarter includes a $117 million gain on the sale of timberlands in Washington state.

 (3)The first, second and third quarters of 2003 include charges of $24 million, $26 million and $25 million, respectively, for countervailing and anti-dumping duties and related costs. 2002 first quarter includes $13 million of charges for countervailing and anti-dumping duties and related costs and a credit of $18 million for the reversal of countervailing and anti-dumping duties accrued in 2001. The 2002 second quarter includes $7 million of charges for countervailing and anti-dumping duties and related costs, a credit of $29 million for the reversal of charges accrued in 2001 and a credit of $13 million for charges accrued in the first quarter of 2002. The 2002 third and fourth quarters include charges of $31 million and $26 million, respectively, for countervailing and anti-dumping duties and related costs. The 2002 impact of countervailing and anti- dumping duties and related costs is a net charge of $17 million which includes current year charges of $64 million and $47 million of credits related to the reversal of charges accrued in 2001.

 (4)The first quarter of 2003 includes a $79 million charge for a lawsuit involving the market for Pacific Northwest alder logs.

 (5)2003 first, second and third quarters include costs for the closure of facilities of $22 million, $11 million and $31 million, respectively. 2003 second quarter also includes a charge of $16 million to recognize impairment associated with an impending facility sale. 2002 includes closure costs of $51 million ($17 million in the first quarter and $34 million in the fourth quarter).

 (6)2002 includes $12 million in net business disruption costs associated with the recovery boiler explosion at the Plymouth, N.C., paper facility. Costs of $22 million and $30 million are included in the second and third quarters, respectively. Net recoveries of $40 million are included in the fourth quarter.

 (7)2003 second quarter includes $3 million of closure costs. 2002 fourth quarter results include an $8 million benefit resulting from adjustments to closure reserves established in 2001.

 (8)The third quarter of 2003 includes a $23 million charge associated with the settlement of a class action linerboard antitrust lawsuit.

 (9)2003 second quarter includes the reversal of an accrual for closure charges of $2 million. 2003 third quarter includes closure costs of $17 million. 2002 includes closure costs of $52 million ($10 million in the first quarter, $28 million in the second quarter and $14 million in the fourth quarter).

(10)2003 first quarter includes gains of $8 million for the sale of two office buildings and $10 for the sale of an apartment complex. 2003 second quarter includes a gain of $12 million for the sale of commercial property. 2002 includes $21 million in gains from sales of apartment complexes, including $7 million in the second quarter and $14 million in the third quarter.

(11)2003 second quarter includes a $6 million charge to reflect the final settlement in connection with the termination of the former MacMillan Bloedel pension plan for U.S. employees. 2002 results include a $35 million charge in the fourth quarter related to the termination of this pension plan.

(12)2003 second quarter includes a $25 million gain for the settlement of an insurance claim relating to the Cemwood litigation.

(13)2003 results include net foreign exchange gains (losses) of $36 million in the first quarter, $51 million in the second quarter and ($6) million in the third quarter. 2002 results include net foreign exchange gains (losses) of $8 million in the first quarter, $27 million in the second quarter, ($17 million) in the third quarter and $14 million in the fourth quarter, for a 2002 net gain of $32 million. These gains and losses result primarily from fluctuations in Canadian and New Zealand exchange rates.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION  (unaudited)

Third party sales          Q1               Q2               Q3
 volumes:
                     ---------------  ---------------  ---------------
                      March   March    June    June     Sept.   Sept.
                       30,     31,      29,     30,      28,     29,
                      2003    2002     2003    2002     2003    2002
                     ---------------  ---------------  ---------------
Timberlands
 (millions):
 Raw materials -
  cubic feet             96      67      110     102      102      91

Wood Products
 (millions):
 Softwood lumber -
  board feet          2,175   1,845    2,385   2,262    2,298   2,362
 Softwood plywood
  and veneer -
  square feet (3/8")    726     624      760     815      744     792
 Composite panels -
  square feet (3/4")    278     308      317     445      313      95
 Oriented strand
  board - square
  feet (3/8")         1,025     945    1,206   1,095    1,129   1,117
 Hardwood lumber -
  board feet            106     108      113     113      103     104
 Raw materials -
  cubic feet            128     143      118     164      112     161

Pulp and Paper
 (thousands):
 Pulp - air-dry
  metric tons           623     563      596     618      632     561
 Paper - tons           737     546      690     717      707     749
 Coated groundwood -
  tons                   61      48       55      49       64      55
 Bleached board -
  tons                   60      53       67      61       64      47
 Paper converting -
  tons                  502     375      472     488      478     499

Containerboard, Packaging
 and Recycling (thousands)
 Containerboard -
  tons                  221     209      233     260      214     283
 Packaging - MSF     17,752  15,001   18,577  19,285   18,545  18,553

 Recycling - tons       593     604      566     552      538     539
 Kraft bags and
  sacks - tons           25      13       24      26       25      26

Total production           Q1               Q2               Q3
 volumes:
                     ---------------  ---------------  ---------------
                      March   March    June    June     Sept.   Sept.
                       30,     31,      29,     30,      28,     29,
                      2003    2002     2003    2002     2003    2002
                     ---------------  ---------------  ---------------
Timberlands
 (millions):
 Logs - cubic feet      182     153      152     191      147     164

Wood Products
 (millions):
 Softwood lumber -
  board feet          1,842   1,530    1,825   1,702    1,742   1,728
 Softwood plywood
  and veneer -
  square feet (3/8")    672     471      557     649      596     638
 Composite panels -
  square feet (3/4")    231     218      252     183      253     235
 Oriented strand
  board - square
  feet (3/8")         1,011     957    1,051     944    1,061   1,115
 Hardwood lumber -
  board feet            108      96      102      99      103     107

Pulp and Paper
 (thousands):
 Pulp - air-dry
  metric tons           654     607      619     492      604     630
 Paper - tons           757     510      712     667      706     704
 Coated groundwood -
  tons                   62      48       55      60       61      43
 Bleached board -
  tons                   56      63       68      67       72      31
 Paper converting -
  tons                  516     353      479     496      472     502

Containerboard, Packaging
 and Recycling (thousands)
 Containerboard -
  tons                1,429   1,250    1,568   1,600    1,512   1,621
 Packaging - MSF     18,977  16,174   19,955  20,521   19,865  19,596
 Recycling - tons     1,528   1,387    1,644   1,588    1,507   1,551
 Kraft bags and
  sacks - tons           25      13       25      25       23      27

Third party sales           Year-to-date            Q4      Year ended
 volumes:
                      ------------------------  ----------  ----------
                       Sept. 28,    Sept. 29,    Dec. 29,    Dec. 29,
                         2003         2002        2002        2002
                      ------------------------  ----------  ----------
Timberlands
 (millions):
 Raw materials -
  cubic feet                 308          260         110         370

Wood Products
 (millions):
 Softwood lumber -
  board feet               6,858        6,469       2,154       8,623
 Softwood plywood
  and veneer -
  square feet (3/8")       2,230        2,231         672       2,903
 Composite panels -
  square feet (3/4")         908          848         299       1,147
 Oriented strand
  board - square
  feet (3/8")              3,360        3,157       1,048       4,205
 Hardwood lumber -
  board feet                 322          325         102         427
 Raw materials -
  cubic feet                 358          468         127         595

Pulp and Paper
 (thousands):
 Pulp - air-dry
  metric tons              1,851        1,742         636       2,378
 Paper - tons              2,134        2,012         730       2,742
 Coated groundwood -
  tons                       180          152          58         210
 Bleached board -
  tons                       191          161          68         229
 Paper converting -
  tons                     1,452        1,362         497       1,859

Containerboard, Packaging and Recycling
 (thousands)
 Containerboard -
  tons                       668          752         231         983
 Packaging - MSF          54,874       52,839      17,491      70,330
 Recycling - tons          1,697        1,695         597       2,292
 Kraft bags and
  sacks - tons                74           65          28          93

Total production            Year-to-date            Q4      Year ended
 volumes:
                      ------------------------  ----------  ----------
                       Sept. 28,    Sept. 29,    Dec. 29,    Dec. 29,
                            2003         2002        2002        2002
                      ------------------------  ----------  ----------
Timberlands
 (millions):
 Logs - cubic feet           481          508         155         663

Wood Products
 (millions):
 Softwood lumber -
  board feet               5,409        4,960       1,871       6,831
 Softwood plywood
  and veneer -
  square feet (3/8")       1,825        1,758         520       2,278
 Composite panels -
  square feet (3/4")         736          636         228         864
 Oriented strand
  board - square
  feet (3/8")              3,123        3,016       1,033       4,049
 Hardwood lumber -
  board feet                 313          302         104         406

Pulp and Paper
 (thousands):
 Pulp - air-dry
  metric tons              1,877        1,729         552       2,281
 Paper - tons              2,175        1,881         730       2,611
 Coated groundwood -
  tons                       178          151          59         210
 Bleached board -
  tons                       196          161          66         227
 Paper converting -
  tons                     1,467        1,351         493       1,844

Containerboard, Packaging and
 Recycling (thousands)
 Containerboard -
  tons                     4,509        4,471       1,533       6,004
 Packaging - MSF          58,797       56,291      18,809      75,100
 Recycling - tons          4,679        4,526       1,566       6,092
 Kraft bags and
  sacks - tons                73           65          28          93

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
(in millions)

                              March 30, June 29,  Sept. 28,   Dec. 29,
Assets                          2003      2003       2003       2002
------                        --------- --------- ----------  --------

Weyerhaeuser
  Current assets:
    Cash and short-term
     investments              $     59  $     47  $      57   $   115
    Receivables, less
     allowances                  1,573     1,671      1,661     1,413
    Inventories                  2,167     2,093      1,959     1,941
    Prepaid expenses               455       427        436       419
                              --------- --------- ----------  --------
      Total current assets       4,254     4,238      4,113     3,888
  Property and equipment        12,228    12,274     12,235    12,278
  Construction in progress         709       669        514       687
  Timber and timberlands at
   cost, less fee stumpage
   charged to disposals          4,450     4,454      4,440     4,402
  Investments in and advances
   to equity affiliates            538       564        560       578
  Goodwill                       3,191     3,224      3,221     3,131
  Deferred pension and other
   assets                        1,337     1,349      1,300     1,285
                              --------- --------- ----------  --------
                                26,707    26,772     26,383    26,249
                              --------- --------- ----------  --------

Real estate and related
 assets                          1,989     2,065      2,064     1,970

                              --------- --------- ----------  --------
  Total assets                $ 28,696  $ 28,837  $  28,447   $28,219
                              ========= ========= ==========  ========

Liabilities and Shareholders' Interest
--------------------------------------

Weyerhaeuser
  Current liabilities:
    Notes payable and
     commercial paper         $    321  $    238  $     155   $     2
    Current maturities of
     long-term debt                595       594         92       786
    Accounts payable               975     1,046        975       983
    Accrued liabilities          1,162     1,192      1,214     1,223
                              --------- --------- ----------  --------
      Total current
       liabilities               3,053     3,070      2,436     2,994
  Long-term debt                12,129    11,866     12,120    11,907
  Deferred income taxes,
   pension, other
   postretirement benefits
   and other liabilities         5,541     5,612      5,632     5,346
                              --------- --------- ----------  --------
                                20,723    20,548     20,188    20,247
                              --------- --------- ----------  --------
Real estate and related
 assets
  Notes payable and
   commercial paper                115       130        100        63
  Long-term debt                   764       762        762       814
  Other liabilities                466       491        476       472
                              --------- --------- ----------  --------
                                 1,345     1,383      1,338     1,349
                              --------- --------- ----------  --------
  Total liabilities             22,068    21,931     21,526    21,596

  Shareholders' interest         6,628     6,906      6,921     6,623
                              --------- --------- ----------  --------

  Total liabilities and
   shareholders' interest     $ 28,696  $ 28,837  $  28,447   $28,219
                              ========= ========= ==========  ========

STATEMENT OF CASH FLOWS        Q1              Q2             Q3
                         ---------------  -------------  -------------
SELECTED INFORMATION      March   March    June   June    Sept.  Sept.
 (unaudited)               30,     31,      29,    30,     28,    29,
(in millions)             2003    2002     2003   2002    2003   2002
                         ---------------  -------------  -------------
(Weyerhaeuser only,
 excludes real estate &
 related assets)

Net cash from operations $(126) $   (90)  $ 465  $ 379   $ 489  $ 268
Cash paid for property
 and equipment            (128)    (158)   (172)  (288)   (146)  (237)
Cash paid for
 timberlands
 reforestation             (14)     (12)     (5)    (8)     (6)    (6)
Cash received from
 issuances of debt           1   13,001       -    100      12     26
Revolving credit
 facilities, notes and
 commercial paper
 borrowings, net           599       30    (333)  (150)    166    122
Payments on debt          (251)  (6,593)    (14)   (97)   (509)  (159)


STATEMENT OF CASH FLOWS      Year-to-date           Q4      Year ended
                         ---------------------  ----------  ----------
SELECTED INFORMATION     Sept. 28,  Sept. 29,    Dec. 29,    Dec. 29,
 (unaudited)                2003       2002        2002        2002
(in millions)            ---------------------  ----------  ----------

(Weyerhaeuser only,
 excludes real estate &
 related assets)

Net cash from operations $     828  $     557   $     701    $  1,258
Cash paid for property
 and equipment                (446)      (683)       (241)       (924)
Cash paid for
 timberlands
 reforestation                 (25)       (26)        (10)        (36)
Cash received from
 issuances of debt              13     13,127       1,015      14,142
Revolving credit
 facilities, notes and
 commercial paper
borrowings, net                432          2        (230)       (228)
Payments on debt              (774)    (6,849)     (1,375)     (8,224)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WEYERHAEUSER COMPANY
                            By  	/s/ Steven J. Hillyard
                            Its:	Vice President and
                                    Chief Accounting Officer


Date:  October 24, 2003